Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Amendment No. 2 to Registration Statement on Form F-1 (File No. 333—266825) of our report dated April 7, 2022 with respect to the audited consolidated financial statements of Nano Labs Ltd for the years ended December 31, 2021 and 2020.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

September 6, 2022